SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2004

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (304) 234-9000
Former name or former address, if changed since last report Not Applicable

ITEM 9. Regulation FD Disclosure
In accordance with general instruction B.2. of Form 8-K, the following information is furnished and shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934.

Representatives of the Registrant are scheduled to make a presentation to a group of analysts and investors at the Fifth Annual Community Bank Investor Conference, hosted by Keefe, Bruyette & Woods, Inc. ("KBW"), on July 27 and 28, 2004. This Registrant will present on Wednesday, July 28, 2004, at approximately 11:10am EST. A copy of this presentation is being furnished as Exhibit 99.1 in this Form 8-K.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WesBanco, Inc.
(Registrant)

July 28, 2004	/s/ Robert H. Young

Date	Robert H. Young
Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS
Exhibit Number	Description
99.1	Presentation by WesBanco, Inc., presented on July 28, 2004.